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                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



                               February 26, 1998
                 ---------------------------------------------
                Date of Report (Date of earliest event reported)


                             SIEBEL SYSTEMS, INC.
                 ---------------------------------------------
             (Exact name of registrant as specified in its charter)




         Delaware                        0-20725            94-3187233
-------------------------------       ------------      -------------------
(State or other jurisdiction of       (Commission       (I.R.S. Employer
       incorporation)                 File Number)      Identification No.)




                            1855 South Grant Street
                              San Mateo, CA 94402
                 ---------------------------------------------
                    (Address of principal executive offices)


                                (650) 295-5000
                 ---------------------------------------------
              (Registrant's telephone number, including area code)


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ITEM 5.  OTHER EVENTS


A.   SIEBEL SYSTEMS, INC. ANNOUNCES TWO-FOR-ONE STOCK SPLIT

     On February 26, 1998 Siebel Systems, Inc. ("Siebel" or the "Company"), announced that its Board of Directors approved a two-for-one stock split. The stock split will be effected as a 100% stock dividend. Stockholders of record on March 9th, 1998 will be issued a certificate representing one additional share of common stock for each share of common stock held on the record date. The payment date for this stock dividend will be March 20th, 1998.

     As a result of the payment of the stock dividend, the number of shares of Siebel Common Stock registered to be sold pursuant to each of the Company's registration statements on Form S-3 (Nos. 333-36967 and 333-40259) shall, on and after the payment date for the stock dividend, be twice the number of shares indicated in such registration statements.

B.   SIEBEL SYSTEMS ANNOUNCES MERGER WITH SCOPUS TECHNOLOGY

     On March 2, 1998, the Company announced an agreement to merge with Scopus Technology, Inc. in a transaction to be accounted for as a "pooling of interests" and intended to qualify as a tax-free reorganization. A press release relating to the proposed transaction is attached hereto as Exhibit 99.1.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (c)  Exhibits

     EX.-99.1    Press Release dated March 2, 1998.
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               SIEBEL SYSTEMS, INC.



Dated:    March 3, 1998        By: /s/ Howard H. Graham
                                  --------------------------------------------
                                   Howard H. Graham
                                   Senior Vice President, Finance and
                                   Administration and Chief Financial Officer

                                       5.